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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-158172 on Form S-1 of our report dated March 11,2011 relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" appearing in the Other Information section in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 11, 2011